Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cannabis Suisse Corp. (the “Company”) on Form 10-K/A for the fiscal year ended May 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Suneetha Nandana Silva Sudusinghe, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

               January  26, 2020

CANNABIS SUISSE CORP. By: /s/ Suneetha Nandana Silva Sudusinghe Name: Suneetha Nandana Silva Sudusinghe Title: President, Treasurer, Director (Principal Executive, Financial and Accounting Officer)